UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 12 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2002

Commission File No. 0-20740

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	33-0277592
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

195 Technology Drive

Irvine, California 92618-2402

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (949) 585-4000

On December 23, 2002, Epicor Software Corporation (“Epicor” or the “Company”) filed a Form 8-K to report its acquisition of certain assets and liabilities of Clarus Corporation (“Clarus”). Pursuant to Item 7 of Form 8-K, Epicor indicated that it would file certain financial information no later than the date required by Item 7 of Form 8-K. This Amendment No. 1 to Form 8-K is filed to provide the required financial information as set forth in Items 7(a) and 7(b) below and Exhibit 99.2.

Item 2. Acquisition or Disposition of Assets

Effective December 6, 2002, pursuant to an Asset Purchase Agreement, dated as of October 17, 2002 (the “Asset Purchase Agreement”), by and between Epicor and Clarus, Epicor completed its acquisition (the “Acquisition”) of certain of Clarus’ employees, customers and core intellectual property products, including eProcurement, Sourcing, and Settlement solutions, in an all-cash transaction for a purchase price of $1 million. The purchase price was paid by Epicor out of working capital and reflects a negotiated price between the parties. Epicor, which has been engaged in reselling Clarus’ procurement product for more than two years, will continue to provide service and support to the majority (approximately 50) of Clarus’ installed base of procurement customers. The acquisition will enable Epicor to initially focus on cross-selling opportunities and to further leverage its experience in procurement and sourcing, its integration expertise, as well as its .NET architecture to deliver an expanded suite of supplier relationship management capabilities as part of its enterprise suite offering or as a stand-alone offering.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The following financial statements of Clarus are attached hereto as Exhibit 99.2 and incorporated herein by this reference:

Audited statements of assets acquired and liabilities assumed of the eProcurement, Sourcing, and Settlement product lines of Clarus Corporation acquired by Epicor Software Corporation as of September 30, 2002 and December 31, 2001 and audited statements of direct revenue and expenses of the eProcurement, Sourcing, and Settlement product lines of Clarus Corporation acquired by Epicor Software Corporation for the nine-months ended September 30, 2002 and the year ended December 31, 2001.

(b)	Pro forma financial information.

The following unaudited pro forma financial information is included herein:

Unaudited pro forma condensed combined balance sheet as of December 31, 2001 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2002 and the year ended December 31, 2001.

(c)	Exhibits

23.1	Independent Auditors’ Consent

99.2	Financial Statements of the eProcurement, Sourcing, and Settlement Product Lines of Clarus Corporation Acquired by Epicor Software Corporation

Item 7. (b) Pro forma Financial Information

The accompanying unaudited pro forma condensed combined financial statements give effect to the acquisition completed on December 6, 2002 by Epicor of certain of Clarus’ employees, customers and core intellectual property products, including eProcurement, Sourcing, and Settlement solutions. The unaudited pro forma condensed combined financial information does not reflect any cost savings or other synergies that might result from the transaction. They are presented for illustrative purposes only and are not necessarily indicative of the combined financial position or results of operations for future periods or the financial position or results of operations that actually would have been realized had the acquisition occurred during the specified periods.

The accompanying unaudited pro forma condensed combined statements of operations (the “Pro Forma Statement of Operations”) for the year ended December 31, 2001 and nine months ended September 30, 2002 give effect to the acquisition by Epicor of certain of Clarus’ employees, customers and core intellectual property products, including eProcurement, Sourcing and Settlement solutions using the purchase method as if it occurred on January 1, 2001. The Pro Forma Statements of Operations are based on the respective historical financial statements of Epicor and Clarus for the year ended December 31, 2001 and the nine months ended September 30, 2002. The accompanying unaudited pro forma condensed combined balance sheet (the “Pro Forma Balance Sheet”) gives effect to the acquisition as if it took place on September 30, 2002. The Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (the “Pro Forma Financial Information”) should be read in conjunction with, and are qualified by reference to, the historical financial statements of the Company and Clarus and the related notes thereto.

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” the acquisition has been accounted for under the purchase method of accounting. The fair values of the assets acquired and liabilities assumed represent management’s best estimate of current fair values. The following table summarizes the components of the purchase price (in thousands):

Cash	$1,000
Transaction costs	296

Total purchase price	1,296

Fair value of net tangible assets at 12/6/02	$790
Assumed liabilities	(542)
Acquired technology	1,048

Net assets acquired	$1,296

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

SEPTEMBER 30, 2002

(in thousands)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Epicor	Clarus
ASSETS
Current assets:
Cash and cash equivalents	$28,885	$—	$(1,000)	a	$27,885
Accounts receivable, net	19,311	—			19,311
Prepaid expenses and other current assets	4,091	151	(20)	d	4,222

Total current assets	52,287	151	(1,020)		51,418
Property and equipment, net	4,038	682	(156)	e	4,564
Software development costs, net	1,425	—	1,048	b	2,473
Intangible assets, net	8,725	—	—		8,725
Other assets	2,885	—	—		2,885

Total assets	$69,360	$833	$(128)		$70,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,606	$—	$—		$3,606
Accrued expenses	23,168	—	296	c	23,464
Current portion of long-term debt	3,279	—	—		3,279
Accrued restructuring costs	1,952	—	—		1,952
Deferred revenue	34,233	478	32	f	34,743

Total current liabilities	66,238	478	328		67,044

Long-term debt, net of current portion	—	—	—		—

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock	5,000	—	—		5000
Common stock	45	—	—		45
Additional paid-in capital	247,678	—	—		247,678
Less: treasury stock at cost	(65)	—	—		(65)
Less: unamortized stock compensation expense	(955)	—	—		(955)
Less: notes receivable from officers for issuance of restricted stock	(10,719)	—	—		(10,719)
Accumulated other comprehensive loss	(2,852)	—	—		(2,852)
Accumulated earnings (deficit)	(235,010)	355	(456)		(235,111)

Net stockholders’ equity	3,122	355	(456)		3,021

Total liabilities and stockholders’ equity	$69,360	$833	$(128)		$70,065

See notes to unaudited pro forma condensed consolidated combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Epicor	Clarus
Revenues:
License fees	$24,428	$804	$(108	) g	$25,124
Consulting	28,638	1,263	—		29,901
Maintenance	51,624	1,438	—		53,062
Other	2,055	—	—		2,055

Total revenues	106,745	3,505	(108)		110,142
Cost of revenues	44,007	2,446	(247	) d,e,g	46,206
Amortization of intangible assets and capitalized software development costs and impairment charge related to intangible assets	5,342	3,513	157	h	9,012

Total cost of revenues	49,349	5,959	(90)		55,218

Gross profit	57,396	(2,454)	(18)		54,924
Operating expenses:
Sales and marketing	32,728	3,749	—		36,477
Research and development	13,889	3,112	(30	) d	16,971
General and administrative	15,429	—	—		15,429
Stock based compensation expense	638	—	—		638

Total operating expenses	62,684	6,861	(30)		69,515

Income (loss) from operations	(5,288)	(9,315)	12		(14,591)
Other income, net	156	—	—		156

Income (loss) before income taxes	(5,132)	(9,315)	12		(14,435)
Provision for income taxes	—	—	—		—

Net income (loss)	$(5,132)	$(9,315)	$12		$(14,435)

Net loss per share—basic and diluted	$(0.12)				$(0.33)
Weighted average common shares outstanding—basic and diluted	43,681				43,681

See notes to unaudited pro forma condensed consolidated combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2001

(in thousands, except per share amounts)

	Historical		Pro Forma Adjustments		Pro Forma Combined
	Epicor	Clarus
Revenues:
License fees	$45,101	$4,382	$(163	)g	$49,320
Consulting	51,949	2,225	—		54,174
Maintenance	74,225	2,021	—		76,246
Other	3,217	—	—		3,217

Total revenues	174,492	8,628	(163)		182,957
Cost of revenues	74,873	6,081	(244	)d,e,g	80,710
Amortization of intangible assets and capitalized software development costs	8,634	681	210	h	9,525

Total cost of revenues	83,507	6,762	(34)		90,235

Gross profit	90,985	1,866	(129)		92,722
Operating expenses:
Sales and marketing	56,335	15,065	—		71,400
Research and development	25,122	8,640	(20	)d	33,742
General and administrative	39,416	—	—		39,416
Stock based compensation expense	1,257	—	—		1,257
Restructuring charges and other	9,658	—	—		9,658
Gain on sales of product lines	(11,880)	—	—		(11,880)

Total operating expenses	119,908	23,705	(20)		143,593

Loss from operations	(28,923)	(21,839)	(109)		(50,871)
Other income, net	193	—	—		193

Loss before income taxes	(28,730)	(21,839)	(109)		(50,678)
Provision for income taxes	—	—	—		—

Net loss	$(28,730)	$(21,839)	$(109)		$(50,678)

Net loss per share—basic and diluted	$(0.69)				$(1.21)
Weighted average common shares outstanding—basic and diluted	41,929				41,929

See notes to unaudited pro forma condensed consolidated combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following adjustments have been reflected in the unaudited pro forma condensed combined financial statements:

a)	To record cash paid for the Clarus acquisition of $1,000,000.

b)	To record acquired technology of $1,048,000.

c)	To accrue estimated transaction costs of $296,000.

d)	To eliminate certain Clarus prepaid assets which Epicor determined had no future value in the amount of $20,000 and related amortization of $52,000 ($22,000 in cost of revenues and $30,000 in research and development) for the nine months ended September 30, 2002 and $62,000 ($42,000 in cost of revenues and $20,000 in research and development) for the year ended December 31, 2001.

e)	To eliminate certain Clarus fixed assets which Epicor determined had no future value in the amount of $156,000 and related depreciation of $117,000 for the nine months ended September 30, 2002 and $39,000 for the year ended December 31, 2001.

f)	To eliminate deferred revenues related to license and maintenance royalties on acquired products.

g)	To eliminate revenue and expenses recorded by Epicor and Clarus related to license and maintenance royalties on acquired products.

h)	To record amortization expense for acquired technology over five years on a straight-line basis.

Certain reclassifications have been made to amounts reported in the Clarus financial statements to conform with Epicor’s financial statement presentation. In accordance with Epicor’s financial statement presentation, Clarus’ depreciation and amortization on property and equipment has been allocated to the appropriate operating functions as follows:

	Nine Months Ended September 30, 2002	Year Ended December 31, 2001
Cost of revenues	$200,000	$168,000
Sales and marketing	21,000	27,000
Research and development	296,000	384,000

Total depreciation and amortization on property and equipment	$517,000	$579,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPICOR SOFTWARE CORPORATION
(Registrant)

Date: February 19, 2002	/s/ Lee Kim
Lee Kim Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Item 7. (c) – Exhibits

Exhibit Index

Exhibits:	Description of Document

23.1	Independent Auditors’ Consent

99.2	Financial Statements of the eProcurement, Sourcing, and Settlement Product Lines of Clarus Corporation Acquired by Epicor Software Corporation